Exhibit 10.1

FLUENT, INC.
RESTRICTED STOCK UNIT AWARD GRANT NOTICE
(2022 Omnibus Equity Incentive Plan)

As a key contributor in our business, you are in a position to have significant influence on the performance and success of Fluent, Inc. (the “Company”). I am pleased to inform you that, in recognition of the role you play in our collective success, you have been granted a Restricted Stock Unit Award. This award is subject to the terms and conditions of the Fluent, Inc. 2022 Omnibus Equity Incentive Plan, this Grant Notice, and the following Restricted Stock Unit Agreement. The details of this award are indicated below.

Grantee:	[GRANTEE NAME]

Date of Grant:	[DATE OF GRANT]

Number of Restricted Stock Units:	[RSU COUNT]

Vesting Dates:	[VESTING SCHEDULE]

Delivery Dates:	Within two weeks of vesting, or as soon as reasonably practicable thereafter, subject to any applicable blackout periods under the Company's Insider Trading Policy

Fluent, Inc., a Delaware corporation

________________________

By: Ryan Perfit

Its: Chief Financial Officer

Acknowledged and agreed as of ______________________________

________________________

[GRANTEE NAME]

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (together with the above grant notice (the “Grant Notice”), this “Agreement”) is made and entered into as of the date set forth on the Grant Notice by and between the Company and the individual (the “Grantee”) set forth on the Grant Notice.

WHEREAS, pursuant to the Fluent, Inc. 2022 Omnibus Equity Incentive Plan (the “Plan”), the Administrator (the “Administrator”) has determined that it is to the advantage and best interest of the Company to grant to the Grantee this award of Restricted Stock Units (the “Restricted Stock Units”) as set forth in the Grant Notice and subject to the terms and provisions of the Plan, which is incorporated herein by reference, and this Agreement (the “Award”).

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Grantee and the Company hereby agree as follows:

1.           Acceptance of Agreement. Grantee has reviewed all of the provisions of the Plan, the Grant Notice and this Restricted Stock Unit Award Agreement. By accepting this Award, Grantee agrees that this Award is granted under and governed by the terms and conditions of the Plan, the Grant Notice and this Restricted Stock Unit Award Agreement, and the applicable provisions contained in a written employment agreement (if any) between the Company or an Affiliate and the Grantee. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator on questions relating to the Plan, the Grant Notice, this Agreement and, solely in so far as they relate to this Award, the applicable provisions contained in a written employment agreement (if any) between the Company or an Affiliate and the Grantee. If Grantee signs this Agreement and Grant Notice electronically, Grantee’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by hand.

2.           Grant of Award. The Restricted Stock Units granted hereunder pursuant to Section 9 of the Plan shall be subject to the terms and provisions of the Plan, and all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan. For purposes of this Agreement, “Termination” shall mean the termination of the employment or provision of services of the Grantee with the Company and all Affiliates thereof (including because of the Grantee’s employer ceasing to be an Affiliate of the Company); and “Termination Date” shall mean the date of the Termination. For purposes of this Agreement, Termination will not occur when Grantee goes on a military leave, a sick leave or another bona fide leave of absence that was approved by the Company in writing if the terms of the leave provide for continued service crediting, or when continued service crediting is required by Applicable Laws. Notwithstanding the foregoing, an approved leave of absence for six months or less, which does not in fact exceed six months, will not result in Termination for purposes of this Agreement. However, Termination will occur when approved leave described in this Section 2 ends, unless Grantee immediately returns to active work. Grantee shall be entitled to receive dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Stock Units, which dividends will be paid to Grantee at the time (and to the extent) Shares in respect of the related Restricted Stock Units are delivered to the Grantee under the terms of this Agreement.

3.           Vesting.

3.1         Subject to the provisions of the Plan and Section 3.2 of this Agreement, and except as otherwise provided in a written employment agreement between the Company or an Affiliate and the Grantee (if any), the Restricted Stock Units shall vest in installments as described in the Grant Notice (each applicable vesting date, a “Vesting Date”), subject to the Grantee not experiencing a Termination prior to each applicable Vesting Date.

3.2         If the Grantee experiences a Termination for any reason other than due to death or Disability following the first anniversary of the Date of Grant, but prior to an applicable Vesting Date, as of the Termination Date, the Grantee shall forfeit any unvested Restricted Stock Units. Notwithstanding anything to the contrary in this Agreement, the Plan or any other agreement, if the Participant experiences a Termination due to death, all then-unvested Restricted Stock Units that are subject solely to time-based vesting conditions (and not subject to the attainment of performance-based vesting conditions) shall immediately become fully vested as of the Termination Date. For the avoidance of doubt, any Restricted Stock Units that are subject in whole or in part to performance-based vesting conditions shall be forfeited as of the Termination Date. If the Grantee experiences a Termination due to Disability following the first anniversary of the Date of Grant, but prior to an applicable Vesting Date, all then-unvested Restricted Stock Units which could by their terms otherwise become vested during the 90-day period following such Termination will remain outstanding for 90 days (and all other Restricted Stock Units will become forfeited on the date of such Termination). Any such unvested Restricted Stock Units which do not become vested during such 90-day period will be forfeited upon expiration of such 90-day period.

3.3         Unless otherwise provided in an agreement between the Grantee and the Company, in the event of a Change in Control (as defined in the Plan), all Restricted Stock Units which have not vested on the date of such Change in Control shall immediately vest.

4.           Transfer and Settlement of Restricted Stock Units. The Restricted Stock Units issued under this Agreement may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated (each, a “Transfer”). In addition, Grantee shall not sell any Shares received with respect to Restricted Stock Units (even following settlement of Restricted Stock Units) at a time when Applicable Laws, regulations or Company’s or underwriter trading policies prohibit such sale. The applicable portion of this Award (to the extent vested) shall be settled by the Company by the issuance and delivery of Shares as soon as reasonably practical after (but no later than 60 days after) the Delivery Dates, as indicated in the Grant Notice, to the Grantee (or if applicable, the beneficiaries of the Grantee) unless otherwise deferred as provided in the Restricted Stock Unit Deferral Election Form attached hereto as Attachment A. Any issuance of Shares shall be made only in whole Shares, and any fractional shares shall be distributed in an equivalent cash amount.

5.           General.

5.1         Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

5.2         Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Grantee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to this Award and the parties hereto shall act in all matters as if the Grantee was the sole owner of this Award. This appointment is coupled with an interest and is irrevocable.

5.3         No Employment Rights. Nothing contained herein shall be construed as an agreement by the Company or any of its subsidiaries, express or implied, to employ the Grantee or contract for the Grantee’s services, to restrict the Company’s or such subsidiary’s right to discharge the Grantee or cease contracting for the Grantee’s services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist between the Grantee and the Company or any Affiliate.

5.4         Application to Other Stock. In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to or in exchange for Shares underlying Restricted Stock Units as a stock dividend, stock split, reclassification, recapitalization or similar transaction in connection with any merger or reorganization or otherwise, all restrictions, rights and obligations set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Shares underlying Restricted Stock Units on or with respect to which such other capital stock was distributed, and references to “Company” in respect of such distributed stock shall be deemed to refer to the company to which such distributed stock relates.

5.5         No Third-Party Benefits. Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

5.6         Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

5.7         No Assignment. Except as otherwise provided in this Agreement, the Grantee may not assign any of his or her rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Agreement so long as such assignee agrees to perform all of the Company’s obligations hereunder.

5.8         Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

5.9         Equitable Relief. The Grantee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, the Grantee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

5.10        Jurisdiction. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and the Company and the Grantee hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Grantee and the Company hereby irrevocably waive (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware and (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

5.11        Taxes. By agreeing to this Agreement, the Grantee represents that he or she has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Company shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from the Shares or cash issuable hereunder or from other compensation payable to the Grantee the minimum amount of any sums required by federal, state or local tax law to be withheld (or other such sums that that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) with respect to the Restricted Stock Unit Award.

5.12        Section 409A Compliance. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and be administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Grantee shall not be considered to have separated from service with the Company for purposes of this Agreement and no payment shall be due to the Grantee under this Agreement on account of a separation from service until the Grantee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Any payments described in this Agreement that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in this Agreement, to the extent that any amounts are payable upon a separation from service and such payment would result in accelerated taxation and/or tax penalties under Section 409A of the Code, such payment, under this Agreement or any other agreement of the Company, shall be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. If it is determined that the terms of this Agreement have been structured in a manner that would result in adverse tax treatment under Section 409A of the Code, the parties agree to cooperate in taking all reasonable measures to restructure the arrangement to minimize or avoid such adverse tax treatment without materially impairing Grantee’s economic rights. The Grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

5.13        Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

5.14        Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

5.15        Electronic Delivery and Disclosure. The Company may, in its sole discretion, decide to deliver or disclose, as applicable, any documents related to this Award granted under the Plan, future awards that may be granted under the Plan, the prospectus related to the Plan , the Company’s annual reports or proxy statements by electronic means or to request Grantee’s consent to participate in the Plan by electronic means, including, but not limited to, the Securities and Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval system or any successor system (“EDGAR”). Grantee hereby consents to receive such documents delivered electronically or to retrieve such documents furnished electronically (including on EDGAR), as applicable, and agrees to participate in the Plan through any online or electronic system established and maintained by the Company or another third party designated by the Company.

5.16        Data Privacy. Grantee agrees that all of Grantee’s information that is described or referenced in this Agreement and the Plan may be used by the Company, its affiliates and the designated broker and its affiliates to administer and manage Grantee’s participation in the Plan.

5.17        Acknowledgments of Grantee. Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, fully understands all provisions of the Plan and this Agreement and, by accepting the Grant Notice, acknowledges and agrees to all of the provisions of the Plan and this Agreement.

5.18        Complete Agreement. The Grant Notice, this Agreement, the Plan and applicable provisions (if any) contained in a written employment agreement between the Company or an Affiliate and the Grantee constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

5.19        Waiver of Jury Trial. TO THE EXTENT EITHER PARTY INITIATES LITIGATION INVOLVING THIS AGREEMENT OR ANY ASPECT OF THE RELATIONSHIP BETWEEN US (EVEN IF OTHER PARTIES OR OTHER CLAIMS ARE INCLUDED IN SUCH LITIGATION), ALL OF THE PARTIES WAIVE THEIR RIGHT TO A TRIAL BY JURY. THIS WAIVER WILL APPLY TO ALL CAUSES OF ACTION THAT ARE OR MIGHT BE INCLUDED IN SUCH ACTION, INCLUDING CLAIMS RELATED TO THE ENFORCEMENT OR INTERPRETATION OF THIS AGREEMENT, ALLEGATIONS OF STATE OR FEDERAL STATUTORY VIOLATIONS, FRAUD, MISREPRESENTATION, OR SIMILAR CAUSES OF ACTION, AND IN CONNECTION WITH ANY LEGAL ACTION INITIATED FOR THE RECOVERY OF DAMAGES BETWEEN OR AMONG US OR BETWEEN OR AMONG ANY OF OUR OWNERS, AFFILIATES, OFFICERS, EMPLOYEES OR AGENTS.

5.20        Waiver. The Grantee acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee.

5.21        Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

5.22        Amendments and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended, altered or terminated at any time or from time to time by the Administrator or the Board, but no amendment, alteration or termination shall be made that would materially impair the rights of a Grantee under this Restricted Stock Unit Award Agreement without such Grantee’s consent.

ATTACHMENT A

FLUENT, INC. 2022 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT

DEFERRAL ELECTION FORM1

FOR THIS DEFERRAL ELECTION TO BE EFFECTIVE, IT MUST BE RECEIVED BY THE COMPANY ON THE EFFECTIVE DATE (DATE RESTRICTED UNIT AGREEMENT SIGNED BY BOTH PARTIES), OR TO THE EXTENT THAT NONE OF THE RESTRICTED STOCK UNITS VEST WITHIN 12 MONTHS OF THE EFFECTIVE DATE, NO LATER THAN 30 DAYS FOLLOWING THE GRANT NOTICE DATE.

A.	PARTICIPANT INFORMATION

Name:

Address:

B.	DEFERRAL ELECTION

For each share of Common Stock to be issued to me pursuant to the Restricted Stock Unit Award Agreement effective _______________(insert the Grant Date), I hereby irrevocably elect to defer the receipt of such Common Stock as set forth below.

C.	STOCK ISSUANCE DATE

As Restricted Stock Units vest under your Award, the Company will issue you shares of Common Stock with respect to such vested Restricted Stock Units as soon as reasonably practical after (but no later than 60 days after) the Delivery Date. If you elect a different date, Common Stock will generally be issued to you on such date but only to the extent your Restricted Stock Units are vested and additional shares of Common Stock (if any) will be issued to you when any remaining Restricted Stock Units vest.

I hereby elect to receive my shares of Common Stock on the earlier of (check all that apply):

1. ☐         _________________________________, 20____; (enter date)

2. ☐ my death;

3. ☐ my Disability (as defined in the Plan);

4. ☐ a Change in Control (as defined in the Plan); and/or

1 Capitalized terms not defined herein shall have the meaning ascribed thereto in the Fluent, Inc. 2022 Omnibus Equity Incentive Plan (as amended to date, the “Plan”).

5. ☐ my “separation from service” (as defined in Code Section 409A) with the Company, if applicable.

To the extent you are a “specified employee” for purposes of Code Section 409A and to the extent Section 409A is applicable to deferral of receipt of Common Stock pursuant to this Deferral Election Form (the “Form”), notwithstanding any contrary provision which exists in the Plan or the Agreement, your distribution will be delayed for a period of 6 months as required by Code Section 409A.

This Form is subject to all the terms, conditions and provisions of the Plan and the Agreement including, without limitation, the amendment provisions thereof. The Plan and the Agreement are incorporated herein by reference. If and to the extent that this Form conflicts or is inconsistent with the terms, conditions and provisions of the Plan or the Agreement, the Plan and the Agreement shall control, and this Form shall be deemed to be modified accordingly.

SIGNATURE:

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Name	Date